Exhibit 10.1

GEHL

Executive Incentive Plan

2004

Date:  March 19, 2004

Gehl Company
143 Water Street
West Bend, WI 53095

Executive Incentive Plan

2004

Objectives

The Gehl Company Executive Incentive Plan (the Plan) has been designed to provide an incentive to meet and exceed financial and operational goals, and to promote a superior level of performance. Within the overall context of Gehl Company’s pay philosophy and culture, the specific objectives of the Plan are to:

•	Provide competitive levels of total cash compensation.

•	Align pay with organizational and individual performance.

•	Focus executive attention on key business metrics.

•	Provide a significant incentive for achieving and exceeding performance goals.

•	Create a focus on shareholder value.

•	Be simple, easily understood and administered.

Plan Timing and Administration

•	The Plan is effective January 1, 2004, and will remain so until cancelled or amended by the Board of Directors.

•	Awards will be paid to eligible participants within 60 days following the receipt of audited financial results.

•	Gehl Company management will have primary responsibility for Plan administration and award calculation.

•	The Gehl Company Board of Directors will be responsible for overall Plan approval, and upon recommendation of the Compensation Committee, the approval of annual performance goals, and approval of award payments based on financial results and calculated payments (as recommended by management).

•	The Compensation Committee will annually designate those positions eligible to participate in the Plan based on the recommendations of management.

Any decision made or action taken by Gehl Company Management, the Board of Directors, or the Compensation Committee in connection with the administration of the Plan shall be at their absolute discretion and will be conclusive and binding on all parties. No member of the Board of Directors, the Compensation Committee or employee of Gehl Company will be liable for any action related to Plan administration whether of omission or commission.

Plan Design

Eligibility & Target Awards

Eligibility and target award levels (expressed as a percentage of base salary) will be approved by the Compensation Committee based on management recommendation and will be limited to positions that have a significant impact on the success of the organization.

The eligible participant’s target award will be the basis upon which the individual’s annual bonus is calculated. A listing of eligible participants, recommended by the CEO for the Annual Executive Incentive Plan, will be provided annually for approval by the Board of Directors upon the recommendation of the Compensation Committee.

In general, only eligible participants who are actively employed on the last day of the measurement period (December 31) will be eligible for an award. Specifically:

•	Employees who terminate during the Plan year for reasons of death, disability (as determined by the company), retirement or job elimination may receive a pro-rated award share at the normal award date.

•	Employees who terminate during the plan year for any other reason (voluntary or involuntary) forfeit rights to an award for that year.

•	Employees who enter the Plan during the plan year or are promoted into a higher level during the Plan year, prior to June 30, will be pro-rated for the full months spent in the position.

•	Award targets will be based on base salaries as of January 1st of each Plan year and base salary changes will not affect the award target level.

Notwithstanding any other provisions of the Plan, the Compensation Committee may recommend full or partial payment of an award subject to final Board of Directors approval.

The following Gehl Company business units are eligible for participation in this Plan:

•	Gehl (West Bend, Yankton, Madison)

•	Mustang

•	CEA

•	Gehl Europe

Participants in this Plan for each specific Gehl Company unit will have specific metrics to measure and reward for the corporate, business unit and individual performance as explained hereafter.

Performance Metrics

The Plan will measure and reward for corporate, business unit, and individual performance. Specific weightings can be found on page 7. Specific performance standards for the year will be recommended by management and approved by the Board of Directors and the Compensation Committee.

Corporate Performance (For Corporate, West Bend, Yankton, Madison)

The key performance metrics will be determined by the Compensation Committee, in consultation with management and the Board of Directors.

•	For the 2004 Plan, the measures will be:

•	Net Income Before Tax — Less Non-Recurring Items

•	Return on Assets

•	Target performance for each metric will be at 100% of the Annual Business Plan value.

•	Net Income Before Tax – Less Non-Recurring Items – 55% weighting

-	Target - 100%

-	Threshold - 80%

•	Asset Management -Return on Assets – 25% weighting

-	Target - 100%

-	Threshold - 80%

Business Unit Performance

•	Business unit performance will be measured by Operating Profit for the Business unit.

•	The performance range mirrors the performance range for corporate performance (i.e., 80% to 150% of target).

•	Asset management measurements for business unit participants are incorporated within the individual objectives component of annual incentive plan and must be documented and measurable.

Individual Performance

Each Plan participant will have between three and five individual goals. These goals will be tied to the business plan and will be:

•	Specific

•	Measurable

•	Action Oriented

•	Realistic, and

•	Time/budget controlled

Some of the goals included in the individual category may be qualitative, however, management will attempt to provide quantitative, measurable objectives for individual performance. For Business Unit participants, where applicable, asset management effectiveness must be a component of the individual objectives.

If performance-to-goal cannot be quantified, management and/or the Compensation Committee discretion will be used to evaluate goal attainment as follows:

Performance	Did not Achieve	Partially Achieved	Fully Achieved	Clearly Exceeded
Award as a % of Target	0% to 25%	26% to 90%	91% to 105%	106% to 150%

Discretion within performance zones will allow for the quality of the results and the impact of external circumstances on performance. For example, if a manager made great progress on goal attainment under difficult circumstances, they might receive an award of 85%, even though the goal was not reached. A similar result reached under favorable circumstances might only result in a 30% award.

Individual performance (Key Responsibility Area’s or KRA’s) will be a component of the Gehl Company Executive Incentive Plan for all management participants.

Leverage for Corporate and Business Unit Goals

Payouts for the two performance metrics will be calculated based on the following risk/reward curve:

•	Return on Assets and Net Income Before Tax - Less Non-Recurring Items:

•	Threshold: 80% of performance = 50% of target payout.

•	Between 80% and 90% performance = each 1 percentage point increase in performance results in a 2.50 percentage point increase in payout. (ex. 88% ROA = 70 % bonus attainment for that component)

•	Between 90% and 95% performance = each 1 point increase in performance results in a 4 percentage increase in payout. (ex. 95% ROA = 95% bonus attainment for that component

•	Between 95.1% and Target (100%) performance = each 1 percentage point increase in performance results in a 1 percentage point increase in payout.

•	Target: 100% of performance = 100% of payout.

•	Between 100.1% and 105% performance = each 1 percentage point increase in performance results in a 1 percentage increases in payout.

•	Between 105.1% and 110% performance = each 1 percentage point increase in performance results in a 2 percentage increases in payout.

•	Between 110.1% and 120% performance and above = each 1 percentage point increase in performance results in a 3 percentage increases in payout. (to a maximum award of 150% of target)

[CHART OMITTED]

•	Note for Gehl Europe: No leverage factors will apply. Incentive payout to be based on linear achievement of plan results for the performance range of 80% to 120% of target. For example, 90% achievement of target will equal 90% payout of incentive.

Performance Weights

The mix of performance goals for the Plan participants is as follows. The differences in mix reflect differences in corporate or business unit focus.

Performance Parameter	Gehl	Mustang	CEA	Gehl Europe
Corporate Net Income Before Tax	55	55	55	55

Business Unit Operating Profit	--	20	20	20

Assets Management Return on Assets	25	--	--	--

Individual Objectives	20	25	25	25

•	Note that for Mustang, CEA and Gehl Europe individual objectives must include a significant focus on asset management (where applicable).

Administration

Amendment, Modification, Suspension or Termination

Gehl Company reserves the right, by and through its Board of Directors, to amend, modify, suspend, reinstate or terminate all or part of the Plan at any time. The Board of Directors, through the Compensation Committee, will give prompt written notice to each participant of any amendment, suspension or termination or any material modification of the Plan. In the event of a merger or acquisition, the Plan and related financial formulas will be reviewed and, if necessary, revised to take into account the financial status of any merged institution. The Board of Directors, upon recommendation of the Committee will have the authority and discretion to interpret final results, consider extraordinary events, and determine final award payment as is necessary or fiscally advisable.

No Employment Contract

Neither the establishment nor the maintenance of the Plan shall be construed as conferring any legal rights upon any participant or any person for a continuation of employment, nor shall it interfere with the right of an employer to discharge any participant or otherwise deal with him/her without regard to the existence of the Plan.

Terms Used

Annual Bonus – Sum of all annual variable cash (includes cash profit-sharing and incentives) payments eligible for award under the terms and conditions of this plan.

Asset Management ROA – Income Before Taxes and Non-recurring items divided by average total assets (using 13 point average).

Award Target – The percentage of annual base pay an eligible participant is eligible for achievement. The annual bonus amount is represented as a percentage of base pay.

Base Salary – Fixed and recurring portion of an executive’s compensation as reported on an annual basis.

Corporate Net Income – Net Income Before Taxes and Non-recurring items.

Total Cash Compensation (TCC) – Base salary plus annual cash bonus for each executive.